Exhibit 1(10)
                  SUPPLEMENT TO APPLICATION for THE CONSULTANT
          LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
      Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, NE 68501-2532

Proposed Primary Insured________________________________________________________
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PREMIUM ALLOCATION:  (whole percentages only)
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

{MFS Variable Insurance Trust}           {Fidelity VIP}                    {Fidelity VIP II}
Plan     Lump                            Plan   Lump                       Plan   Lump
Premium  Sum                            Premium  Sum                       Premium Sum
____%  ____%{Growth with Income}        ____%  ____%{Money Market}         ____%  ____%{Asset Manger}
____%  ____%{Research}                  ____%  ____%{Equity Income}        ____%  ____%{Contrafund}
____%  ____%{Emerging Growth}           ____%  ____%{Overseas}             ____%  ____%{Index 500}
____%  ____%{Total Return}              ____%  ____%{Growth}
____%  ____%{New  Discovery}            {Alger  American Fund}         {Scudder  Variable Life Investment Fund}
{Janus Aspen Series}                    Plan    Lump                        Plan  Lump
Plan    Lump                            Premium  Sum                       Premium Sum
Premium Sum                             ____%  ____%{Income & Growth}      ____% ____%{Bond}
____%  ____%{Flexible Income}           ____%  ____%{Small Capitalization} ____% ____%{Balanced}
____%  ____%{Balanced}                  ____%  ____%{Growth}               ____% ____%{Growth and Income}
____%  ____%{Growth}                    ____%  ____%{MidCap Growth}        ____% ____%{Global Discovery}
____%  ____%{Aggressive Growth}         ____%  ____%{Leveraged  AllCap}    ____% ____%{International}
____%  ____%{Worldwide Growth }        {T. Rowe Price Equity Series}   {Federated Insurance Management  Series}
{Strong Variable Insurance Funds, Inc.} Plan   Lump                        Plan   Lump
Plan    Lump                           Premium Sum                        Premium  Sum
Premium Sum                            ____%   ____%{New America Growth}   ____%  ____%{Utility Fund II}
____%  ____%{Discovery  Fund II}       ____%   ____%{MidCap Growth}        ____%  ____%{Fund for U.S. Gov't Securities}
____%  ____%{Opportunity Fund II}      ____%   ____%{Equity Income}        ____%  ____%{High Income Bond Fund II}
____%  ____%{Growth Fund II}       {T. Rowe Price International Series, Inc.} {Fixed Account}
                                       Plan     Lump                         Plan    Lump
                                      Premium   Sum                         Premium  Sum
                                       ____%  ____%{International Stock}    ____%  ____%


FOR APPLICANTS IN ARKANSAS, KENTUCKY, AND OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

FOR APPLICANTS IN COLORADO: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FOR APPLICANTS IN NEW MEXICO AND PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

I understand that
     THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES, AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

The undersigned represent that I/we have received a current prospectus for the contract and that all statements and answers on this Supplement to Application are made part of the application and that such are complete and correctly recorded to the best of my/our knowledge and belief.

Proposed Insured (Child over age 15 must sign) ________________  Date___________


______________________________________________________  Date____________________
Signature of applicant (owner) other than proposed insured (if business insurance, show title of officer and name of firm) (If proposed insured in under age 18, parent must sign)

--------------------------------      ------------------------------------------
Witness                                Registered Representative

DOLLAR COST AVERAGING/PORTFOLIO REBALANCING:
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Select only one. You may not use Dollar Cost Averaging and Portfolio Rebalancing
at the same time.


[   ]  Dollar Cost Averaging (DCA)   [   ]              [    ]  Portfolio Rebalancing (PR)
Please dollar cost average in the amount of $_______    Please rebalance in the percentages specified below:
($100 minimum transfer) from _______________________    Frequency:[  ] Monthly   [  ] Semiannual
Source Subaccount (only one source Subaccount may be chosen)      [  ] Quarterly [  ] Annual
to the following Subaccounts (eight maximum) DOLLAR AMOUNTS ONLY:
Frequency:  [  ] Monthly   [  ] Quarterly   [  ] Annual

 {MFS Variable Insurance Trust}         {Fidelity VIP}                      {Fidelity VIP II}
    DCA     PR                          DCA     PR                          DCA    PR
 $____  ____%{Growth with Income}       $____  ____%{Money Market}          $____  ____%{Asset Manager}
 $____  ____%{Research}                 $____  ____%{Equity Income }        $____  ____%{ContraFund}
 $____  ____%{Emerging Growth}          $____  ____%{Overseas}              $____  ____%{Index 500}
 $____  ____%{Total Return}             $____  ____%{Growth}
 $____  ____%{New Discovery}            {Alger American Fund}               {Scudder Variable Life Investment Fund}
 {Janus Aspen Series}                     DCA     PR                        DCA    PR
    DCA     PR                          $____  ____%{Income & Growth}       $____  ____%{Bond}
 $____  ____%{Flexible Income}          $____  ____%{Small Capitalization   $____  ____%{Balanced}
 $____  ____%{Balanced}                 $____  ____%{Growth}                $____  ____%{Growth and Income}
 $____  ____%{Growth}                   $____  ____%{MidCap Growth}         $____  ____%{Global Discovery}
 $____  ____%{Aggressive Growth}        $____  ____%{Leveraged AllCap}      $____  ____%{International}
 $____  ____%{Worldwide Growth}         {T. Rowe Price Equity Series}        {Federated Insurance Management Series}
 {Strong Variable Insurance Funds, Inc.} DCA     PR                           DCA    PR
    DCA     PR                          $____  ____%{New America Growth}     $____  ____%{Utility Fund II}
 $____  ____%{Discovery Fund II}        $____  ____%{MidCap Growth}          $____  ____%{Fund for U.S. Gov't Securities II}
 $____  ____%{Opportunity Fund II}      $____  ____%{Equity Income }         $____  ____%{High Income Bond Fund II}
 $____  ____%{Growth Fund II}     {T. Rowe Price International Series, Inc.} {Fixed Account}
                                         DCA     PR                           DCA     PR
                                        $____  ____%{International Stock}    $____  ____%(Restrictions apply for DCA--
                                                                                          see prospectus for details)

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TRANSFER AUTHORIZATION:
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   [  ]  I  authorize  Lincoln  Benefit  Life  Company  ("LBL")  to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments between and among the subaccounts; and 2) transfer amounts among the subaccounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.

Name and Relationship of Authorized Person:

Name__________________________Relationship__________________SS#_________________


Signature of Owner__________________________________________Date________________


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TO THE REGISTERED REPRESENTATIVE/BROKER-DEALER :   Choose option
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     OPTION A   [   ]       OPTION B   [    ]

Broker/Dealer__________________________________ Telephone ______________________